UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 10, 2014 (March 5, 2014)

BLOUNT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4909 SE International Way, Portland, Oregon 97222
(Address of principal executive offices) (Zip Code)

503-653-8881
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

A)Former Independent Registered Public Accounting Firm. On February 28, 2014, Blount International, Inc. (the “Company”), at the request of its Audit Committee of the Board of Directors (“Audit Committee”), issued a Request for Proposal for audit services for the years 2014 through 2016 (“RFP”) to several Independent Registered Public Accounting Firms, including the Company’s current independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”). On March 5, 2014, PwC notified the Company that PwC would not participate in the RFP process and would therefore not stand for re-election as the Company’s independent registered public accounting firm. PwC has informed us they expect to complete the audit of the Consolidated Financial Statements and Internal Control over Financial Reporting (“ICFR”) for the year ended December 31, 2013.

PwC’s audit and related report on the Company’s consolidated Financial Statements and ICFR for the year ended December 31, 2013 has not been completed as of the date of this filing. PwC’s reports on the Company’s Consolidated Financial Statements for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2013 and December 31, 2012, and during the subsequent interim period through March 5, 2014, there were no “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports.

Except for the material weaknesses discussed below, there were no “reportable events” under Item 304(a)(1)(v) of Regulation S-K that occurred or were identified during the Company’s two most recent years ended December 31, 2013 and December 31, 2012, and during the subsequent interim period through March 5, 2014. In the Company's amended Annual Report on Form 10-K/A for the year ended December 31, 2012, filed on November 22, 2013, the Company identified the existence of material weaknesses that caused them and PwC to conclude the Company's internal control over financial reporting was not effective as of December 31, 2012. The material weaknesses related to:

(1)	the accounting for goodwill,

(2)	the accounting for intangible assets other than goodwill,

(3)	information technology general controls and controls that were dependent on the effective operation of information technology at the Woods/TISCO subsidiary, and

(4)
restricted access and segregation of duties within the SAP system as certain personnel have administrator access to execute certain conflicting transactions and certain personnel have the ability to prepare and post journal entries without an independent review required by someone other than the preparer.

We have requested PwC to furnish a letter addressed to the Securities and Exchange Commission stating whether PwC agrees with the statements made in this part (a) of Item 4.01 by us. A copy of this letter is attached to this Form 8-K as Exhibit 16.1.

B)New Independent Registered Public Accounting Firm. As mentioned above, the Company is engaged in an RFP process with several Independent Registered Public Accounting Firms in order to secure audit services for the years 2014 through 2016.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

16.1 Letter of PricewaterhouseCoopers LLP, dated March 10, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOUNT INTERNATIONAL, INC.
(Registrant)

By:	/s/ Chad E. Paulson
Name: Chad E. Paulson
Title: Vice President, General Counsel and Secretary

Date: March 10, 2014